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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): JANUARY 16, 2003

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                 0-10039                   22-2267658
(State or Other Jurisdiction      (Commission              (I.R.S. Employer
      of Incorporation)           File Number)          Identification Number)


         665 BROADWAY, NEW YORK, NEW YORK                        10012
(Address of Registrant's Principal Executive Offices)          (Zip Code)

                                 (212) 477-1700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     Prior to the meeting on January 16, 2003 of the Board of Directors of eB2B Commerce, Inc. (the "Company"), Bruce J. Haber resigned as Chairman of the Board and Mark Reichenbaum resigned as a director of the Company. At the January 16, 2003 meeting, the Board of Directors of the Company elected Robert Priddy as Chairman of the Board to fill the vacancy caused by Mr. Haber's resignation. Mr. Priddy is a private investor and a substantial securityholder of the Company. The Board also elected Thom Waye as a director to fill the vacancy caused by Mr. Reichenbaum's resignation. Mr. Waye is Managing Director of Commonwealth Associates, LP and constitutes the second appointee (of two) to the Board of Directors of the Company that Commonwealth Associates, LP is entitled to.

     The Board of Directors of the Company currently consists of: Robert Priddy (Chairman), Richard S. Cohan, Stephen J. Warner, Harold S. Blue and Thom Waye. The Audit Committee is comprised of Messrs. Waye (Chairman), Priddy and Warner and the Compensation Committee is comprised of Messrs. Warner (Chairman), Priddy and Blue. Reference is made to the press release, dated January 24, 2003, of the Company related to the changes on the Board of Directors, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)   Exhibits

        99.1  Press release dated January 24, 2003.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 2003

                                            eB2B Commerce, Inc.


                                            By:         /s/ Richard S. Cohan
                                                     ---------------------------
                                            Name:    Richard S. Cohan
                                            Title:   Chief Executive Officer and
                                                     President



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                                  Exhibit Index


        99.1   Press Release dated January 24, 2003